M.H. MEYERSON & CO., INC.
                                  FOUNDED 1960
                        BROKERS & DEALERS IN SECURITIES
                                  UNDERWRITERS
                           A PUBLICLY TRADED COMPANY
                               NMS - NASDAQ MHMV

        30 MONTGOMERY STREET  o  P.O. BOX 260  o  JERSEY CITY, NJ 07303-0260
                201-332-3353  o  212-425-1212  o  800-333-3113
                                FAX 201-332-1562


June 3, 1996

Mr. James Spartz
Director
SOLUCORP INDUSTRIES, LTD.
520 Victor Street
Saddle Brook, NJ 07663

RE: LETTER OF INTENT

Dear Mr. Spartz:

     THIS AGREEMENT (the "Agreement") is made as of June 3, 1996 between ("SOLUCORP") and M.H. Meyerson & Co., Inc. ("MEYERSON") & Brookehill Equities, Inc. ("BROOKEHILL") 545 Madison Avenue, New York, New York 10022.

     In consideration of the mutual covenants contained herein and intending to be legally bound thereby, SOLUCORP and MEYERSON/BROOKEHILL hereby agree as follows:

1. MEYERSON/BROOKEHILL will perform investment banking services for SOLUCORP on the terms set forth below for a period of five years from the date hereof. Such services will be performed on a best efforts basis and will include, without limitation, assistance to SOLUCORP in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues of SOLUCORP, all with the objective of accomplishing SOLUCORP's business and financial goals. In each instance, MEYERSON/BROOKEHILL shall endeavor, subject to market conditions, to assist SOLUCORP in identifying corporate candidates for mergers and acquisitions and sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to SOLUCORP; and to assist in negotiations on behalf of SOLUCORP. MEYERSON/BROOKEHILL will have the option to perform all financings to be done by SOLUCORP for as long as this agreement is in effect. In each instance, MEYERSON/BROOKEHILL will render such services as to which SOLUCORP and MEYERSON/BROOKEHILL mutually agree and MEYERSON/BROOKEHILL will exert its best efforts to accomplish the goals agreed to by MEYERSON/BROOKEHILL and SOLUCORP.

2. In connection with the performance of this AGREEMENT, MEYERSON/BROOKEHILL and SOLUCORP shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission.



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3.   In consideration of the services  previously rendered and to be rendered by
     MEYERSON/BROOKEHILL   hereunder,   MEYERSON/BROOKEHILL  is  hereby  granted
     Warrants to purchase a total of 300,000 shares of Common Stock with an exercise price of $7.50 per share with demand and piggy back registration rights as provided in section 5 below. These Warrants shall vest and become irrevocable upon the signing of this AGREEMENT. These Warrants and/or Underlying shares may be sold anytime after 1 year and for a period of five years from the date of this agreement.

4. If SOLUCORP should, at any time, or from time to time hereafter, effect a stock split, a reverse stock split, or a recapitalization, the terms of the Warrant shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the holders.

5. During the period from June 3, 1996 to June 3, 2001 the holders of at least 51% of the shares of SOLUCORP Common Stock issued or issuable upon the exercise of the Warrants (the "TOTAL MEYERSON/BROOKEHILL EQUITY") may demand, on one occasion only, that SOLUCORP, at its own expense, promptly file a Registration Statement under the Securities Act of 1933, as amended ("ACT"), to permit a public offering of the MEYERSON/BROOKEHILL shares of Common Stock issued and issuable pursuant to exercise of the MEYERSON/BROOKEHILL Warrants (the "MEYERSON/BROOKEHILL SHARES"). Additionally, if SOLUCORP, during the period from June 3, 1996 to June 3,
     2001 files a Registration Statement covering the sale of any shares of SOLUCORP Common Stock, then SOLUCORP, on each such occasion, at the request of the holders of at least 51% of the TOTAL MEYERSON/BROOKEHILL EQUITY, shall include in any such Registration Statement, at SOLUCORP's expense, the MEYERSON/BROOKEHILL SHARES, provided that, if the sale of securities by SOLUCORP is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON/BROOKEHILL SHARES in the Registration Statement, the MEYERSON/BROOKEHILL SHARES shall not be so included in any registration statement filed within 90 days after the effective date of the Registration statement.

6. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy hereof is presented to SOLUCORP's transfer agent, together with a certified check in the proper amount and a request that all or part of the MEYERSON/BROOKEHILL Warrants be exercised, the certificates for the appropriate number of shares of Common Stock Shall be promptly issued.

7. Upon the execution of this AGREEMENT, SOLUCORP shall include in their next annual report and filings the highlights and terms of our investment banking contract.

8. Within 30 days of the signing of this AGREEMENT, SOLUCORP shall pay MEYERSON/BROOKEHILL $10,000.00 as a non-accountable and non-refundable expense allowance for due diligence and general compliance review. MEYERSON/BROOKEHILL shall be entitled to additional compensation to be negotiated between MEYERSON/BROOKEHILL and SOLUCORP, arising out of any transactions that are proposed or executed by MEYERSON/BROOKEHILL and consummated by SOLUCORP, or are executed by MEYERSON/BROOKEHILL at




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     SOLUCORP's  request,  during the term of this  AGREEMENT to the extent that such compensation is normal and ordinary for such transactions. In addition MEYERSON/BROOKEHILL shall be reimbursed by SOLUCORP for any reasonable out-of-pocket expenses that MEYERSON/BROOKEHILL may incur in connection with rendering any service to or on behalf of MEYERSON/BROOKEHILL is approved, in writing, in advance by SOLUCORP's Chief Executive Officer.

9. SOLUCORP agrees to indemnify and hold MEYERSON/BROOKEHILL and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against MEYERSON/BROOKEHILL, in connection with its rendering services under this AGREEMENT except for any losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON/BROOKEHILL of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON/BROOKEHILL involving negligence or willful misconduct and except that SOLUCORP shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

10. MEYERSON/BROOKEHILL agrees to indemnify and hold SOLUCORP and its directors, officers and employees harmless from and against any and all losses claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON/BROOKEHILL of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission any state securities commission or from any act of SOLUCORP involving negligence or willful misconduct.

11. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON/BROOKEHILL as a partner, employee, or agent of SOLUCORP, nor shall either party have any authority to bind the other in any respect, it being intended that MEYERSON/BROOKEHILL is, and shall remain an independent contractor.

12. This AGREEMENT may not be assigned by either party hereto, shall be interpreted in accordance with the laws of the State of New Jersey, and shall be binding upon the successors of the parties. Either party may terminate this investment banking contract at any time, however, legally vested Warrants will remain with MEYERSON/BROOKEHILL.

13. If any paragraph, sentence, clause or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

14. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no



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     way,  affect  the  full  right  to  require  such  performance  at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

15. Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in Jersey City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgement upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgement is being entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgement may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

16. For purposes of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding the Company's confidential information should only be directed to Martin H. Meyerson, Chairman, Michael Silvestri, President, or Linda Antosiewicz, Vice President, Compliance. If information is being faxed, our confidential compliance fax number is (201) 332-1263 for communication use.

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year first above written.


M.H. MEYERSON & CO., INC.               SOLUCORP INDUSTRIES, LTD.



By: /s/ Michael Silvestri               By: /s/ James G. Spartz
    --------------------------              ---------------------------
    Michael Silvestri                       James G. Spartz
    President                               Director


BROOKEHILL EQUITIES, INC.

By: /s/ Walter Grossman
    --------------------------
    Mr. Walter Grossman
    Chairman